Exhibit 99.1

IN THE UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

IN RE:	:
	:	Chapter 11
THE FINOVA GROUP, INC., and a Delaware corporation, et al.,	: :	Case No. 01-0698-PJW Jointly Administered

Debtors.	:	Adv. Pro. No. 07-50004-CSS

THE OFFICIAL COMMITTEE OF EQUITY SECURITY HOLDERS FINOVA GROUP, INC. ,	: : :

Appellant,	:	Civil No. 07-480-JJF and
	:	Civil No. 07-487-JJF

v.	:	Bankruptcy Case No. 01-698
	:	AP 07-70
THE FINOVA GROUP, INC., and	:
FINOVA CAPITAL CORPORATION,	:

Appellants.	:

FINAL ORDER

At Wilmington, this 26th day of August 2008, for the reasons set forth in the Memorandum Opinion issued this date;

IT IS HEREBY ORDERED that:

1. The Order Granting Debtors’ Motion Requesting Clarification of Confirmed Chapter 11 Plan, entered by the Bankruptcy Court on June 26, 2007 is AFFIRMED.

2. The Order Regarding Debtors’ Motion Requesting Clarification Confirmed Chapter 11 Plan, entered by the Bankruptcy Court on February 1, 2006 is AFFIRMED.

3. The Order Directing United States Trustee to Appoint an Official Committee of Equity Security Holders for a Limited Purpose and Granting Related Relief, entered by the Bankruptcy Court on June 17, 2005 is AFFIRMED.

4. The Order Increasing the Cap Previously Imposed on Fees and Expenses Which Can be Incurred on Behalf of the Equity Committee, entered by the Bankruptcy Court on January 3, 2006 is AFFIRMED.

5. The Order Regarding Application for an Order, Pursuant to Section 327(e) of the Bankruptcy Code and Fed. R. Bankr. P. 2017, Increasing the Cap on Fees and Expenses Which Can be Incurred on Behalf the Equity Committee and the Final Order Request, entered by the Bankruptcy Court on February 6, 2007 is AFFIRMED.

6. The Order Increasing the Cap Previously Imposed on Fees and Expenses Which Can be Incurred on Behalf of the Equity Committee, entered by the Bankruptcy Court on July 26, 2007 is AFFIRMED.

7. The Official Committee of Equity Security Holders’s Motion to Strike (D.I. 27) is DENIED.

/s/ Joseph J. Farnan, Jr.
Joseph J. Farnan, Jr.
UNITED STATES DISTRICT JUDGE